SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 16, 2001

INKTOMI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-24339	94-3238130

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 East Third Avenue, Foster City, California 94404

(Address of principal executive offices)

650-653-2800

(Registrant’s telephone number, including area code)

Item 5. Other Events
SIGNATURES
Index of Exhibits
EXHIBIT 23.1
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

Item 5. Other Events

     On October 30, 2000, Inktomi Corporation (“Inktomi”) acquired FastForward Networks, Inc. (“FastForward”) in a transaction accounted for as a pooling of interests, Inktomi issued approximately 12.0 million shares of its common stock in connection with the acquisition. On November 8, 2000, Inktomi filed a Current Report on Form 8-K to report the acquisition of FastForward, and on January 9, 2001, Inktomi filed Amendment No. 1 to the Current Report on Form 8-K to provide certain financial information required by Item 7 of Form 8-K.

     The purpose of this Current Report on Form 8-K is to comply with item 11(b) of Form S-3 that requires inclusion, directly or by reference, of financial statements prepared in accordance with Regulation S-X when one or more business combinations accounted for by the pooling of interest method have been consummated subsequent to the most recent fiscal year end. The financial statements as filed herewith are restated to reflect the acquisition of FastForward in a transaction accounted for as a pooling of interests and includes Inktomi’s consolidated balance sheets as of September 30, 2000 and 1999 and its consolidated statements of operations, changes in stockholders equity, and cash flows for each of the three years in the period ended September 30, 2000. These financial statements were previously filed with Inktomi’s Annual Report on Form 10-K for the year ended September 30, 2000. The Company has also restated its selected consolidated financial data, as originally filed under Part II, Item 6 of its Annual Report on Form 10-K for the year ended September 30, 2000, to reflect the accounting effect of the acquisition of FastForward.

     In addition, Inktomi is updating the disclosure contained in Part II, Item 7 (Management’s Discussion and Analysis of Financial Condition and Results of Operations) of its Annual Report on Form 10-K for the year ended September 30, 2000. The updated disclosure filed herewith reflects the acquisition of FastForward in a pooling transaction.

     The financial statements and updated Management’s Discussion and Analysis of Financial Condition and Results of Operations are filed as exhibits to this Current Report on Form 8-K, as follows:

Exhibit No.	Exhibit

23.1	Consent of Independent Accountants

99.1	Consolidated Financial Statements

99.2	Selected Consolidated Financial Data

99.3	Management’s Discussion and Analysis of Financial Condition and Results of Operations

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INKTOMI CORPORATION

Dated: August 16, 2001	By:	/s/ Jerry M. Kennelly

Jerry M. Kennelly Executive Vice President and Chief Financial Officer

Index of Exhibits

Exhibit No.	Exhibit

23.1	Consent of Independent Accountants

99.1	Consolidated Financial Statements

99.2	Selected Consolidated Financial Data

99.3	Management’s Discussion and Analysis of Financial Condition and Results of Operations